UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2010

COASTLINE CORPORATE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	333-143752	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

(702) 990 3256
(Registrant’s Telephone Number, Including Area Code)

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2010, Coastline Corporate Services, Inc. (the “Registrant”) executed a property option agreement (the “Agreement”) with Zsolt Rosta, Jennifer Oliver, and Genesis Gold Corporation (the “Property Owners”)granting the Registrant the right to acquire 100% of the mining interests of a Nevada mineral exploration property currently controlled by the Property Owners.  The property known as the Caldera Property is located in Nye County, Nevada and currently consists of 32 unpatented claims (the “Property”).  Upon execution of the Agreement, the Registrant paid the Property Owners $5,000.  Annual option payments and minimum annual exploration expenditures under Agreement are as noted below:

$20,000 on or before January 1, 2011; and
$25,000 on or before September 1, 2011; and
$35,000 on or before September 1, 2012; and
$50,000 on or before September 1, 2013; and
$100,000 on or before September 1, 2014; and
$100,000 on or before September 1, 2015; and
$100,000 on or before September 1, 2016; and
$100,000 on or before September 1, 2017; and
$165,000 on or before September 1, 2018; and
$200,000 on or before September 1, 2019; and
$200,000 on or before September 1, 2020; and
$200,000 on or before September 1, 2021; and
$200,000 on or before September 1, 2022; and
$200,000 on or before September 1, 2023; and
$300,000 on or before September 1, 2024.

Including the $5,000 payment made upon the execution of the Agreement, the total purchase price of the Property is $2,000,000.  For the years ended September 1, 2013, 2014, 2015, and 2016 the Registrant must incur at least $50,000 per year in exploration expenses on the Property.

Since our payment obligations are non-refundable, if we do not make any payments under the Agreement we will lose any payments made and all our rights to the Property. If all said payments under the Agreement are made, then we will acquire all mining interests in the Property, subject to a royalty payable to the Property Owners.  If the Registrant fails to make any payment when due, the Agreement gives the Registrant a 60-day period to pay the amount of the deficiency.  The Property Owners retained a royalty on the aggregate proceeds received by the Registrant from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the Property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties as follows:

US$ per ounce	Net Smelter Return
Below $1200	1.50%
$ 1200.01 and above	3.00%
The price of gold used to determine the royalty is based on the average monthly p.m. London gold fix price.

Both the Registrant and the Property Owners have the right to assign, sell, mortgage or pledge their rights in the Agreement or on the Property. In addition, any mineral interests staked, located, granted or acquired by either the Registrant or the Property Owners which are located within a 1 mile radius of the Property will be included in the option granted to the Registrant.

The Agreement will terminate if the Registrant fails to comply with any of its obligations in the Agreement and fails to cure such alleged breach. If the Registrant gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party. The Agreement provides that all disputes shall be resolved by a sole arbitrator under the rules of the Arbitration Act of Nevada. The Registrant also has the right to terminate the Agreement by giving notice to the Property Owners.

For all the terms and provisions of the Agreement, reference is hereby made to such documents annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.                      Description

10.1	Caldera Property Option Agreement, dated September 10, 2010, by and between Zsolt Rosta, Jennifer Oliver, and Genesis Gold Corporation and Coastline Corporate Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coastline Corporate Services, Inc.
(Registrant)

By: /s/ Daulat Nijjar
Name: Daulat Nijjar, Title: President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Date:  September 13, 2010